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                                                                   Exhibit 10.37
                                                                   -------------

                       Dated the   day of          l997



                               CITYWEST LIMITED
                               ----------------
                                  First Part



                                SIGNMAX LIMITED
                                ---------------
                                  Second Part

                             ACT MANUFACTURING INC,
                             ----------------------
                                   Third Part



                                OPTION AGREEMENT
                                ----------------

                              Re: Expansion Lands
                                   Unit 2008,
                           Citywest Business Campus,
                                   Naas Road,
                                    Dublin.



Arthur Cox,
41 - 45 St. Stephen's Green,
Dublin 2
JSW.4873/aod                   18/8/97

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THIS AGREEMENT is made the             day of                         l997
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BETWEEN
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CITYWEST LIMITED having its registered office at 49 Dawson Street, Dublin 2
----------------
(hereinafter called "the Developer") of the first part
SIGNMAX LIMITED having its registered office at Grand Canal Quay, Dublin 2
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(hereinafter called "the Tenant" which expression shall where the context so admits or requires include its successors and permitted assigns) of the second part AND ACT MANUFACTURING, INC of 108 Forest Avenue, Hudson MA 01749-2893,
     --------------------------
U.S.A. (hereinafter called "the Surety") of the third part




W H E R E A S:-
-------------


A. This Agreement is supplemental to the Primary Lease of even date made between Irish Life of the first part, the Tenant of the second part and the Surety of the third part.



B. The Developer has agreed with the Tenant to grant to the Tenant an option for the development of the Additional Lands subject to and in accordance with the terms of this Agreement.


IN THIS AGREEMENT THE FOLLOWING EXPRESSIONS SHALL HAVE THE MEANINGS ASSIGNED TO
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THEM HEREUNDER:-
--------------

"Additional Lands" means the lands extending to approximately 1.87 acres more particularly shown on a map annexed hereto and thereon edged red.

"Additional Accommodation" means an extension to the Demised Unit comprising not less than 15,000 sq. ft. of Gross External Area and not more than 45,000 sq. ft. of Gross External Area.

"Demised Unit" means the premises known as Unit 2008 Citywest Business Campus demised by the Primary Lease.

"Primary Lease" means the Indenture of Lease of even date herewith made between the Landlord of the first part, the Tenant of the second part and the Surety of the third part in respect of the Demised Premises.

"Primary Agreement for Lease" means the Agreement the Lease of even date herewith and made between the Developer of the first part, the Tenant of the second part and the Surety of the third part.

"Further Lease" means the Indenture of Lease substantially in the form of the Primary Lease (mutatis mutandis) and varied according to this Agreement to be entered into between Irish Life, the Tenant and the Surety in respect of the Additional Accommodation and where the context so requires shall include any further Lease so entered into pursuant to the provisions of this Agreement.

"Further Agreement for Lease" means an Agreement for Lease substantially in the form of the Primary Agreement for Lease (mutatis mutandis) and containing also such further amendments thereto as may be reasonably required by virtue of the provisions of this Agreement.

"Irish Life" means Irish Life Assurance Plc. its successors and assigns.

"Option Sum" means the sum of ,7,500 per acre per annum.

"Option Payment Dates" means the date hereof and the date which is the first anniversary from the date hereof.

"Option Period" means the period of two calendar years from the date hereof.


"Index" means the Consumer Price Index as published by The Central Statistics Office.

"Indexed Rent" means a rent of ,6.20 per sq. ft. of Gross External Area increased in accordance with the proportionate increase in the Index from (i) (where the first option is
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exercised) the date hereof to the date upon which the Tenant exercises its first option as hereinafter provided in respect of the Additional Accommodation or part thereof and (ii) (where the second option is exercised) the date hereof tot he date upon which the Tenant exercises its second option as hereinafter provided in respect of a further part of the Additional Accommodation.

"Specification" means a standard and specification comparable to that applying to the Existing Facility in accordance with the Primary Agreement for Lease and containing a ratio of office accommodation equal to that of the Existing Facility.

"Existing Facility" means Unit 2008 Citywest Business Campus being the property the subject matter of the Primary Lease.

"Minimum Expansion" means a development comprising not less than 15,000 sq. ft. of Gross External Area.

"Gross External Area" means such area as is calculated in accordance with that term described in the Measurement Practice Guidance Notes issued jointly with others by the Society of Chartered Surveyors.

"Plans" means the Plans, Drawings and Specification in respect of the Additional Accommodation which shall be substantially in accordance with the Specification.


"Tenant's Proportion" means the sum of 18.7 per centum in respect of the Additional Lands.

Reference to clause, schedule or paragraph are references where the context so admits to a clause, schedule or paragraph of a schedule or appendix in this Agreement.


The clause and paragraph headings in this Agreement offer ease of reference only and shall not be taken into account in the construction or interpretation of the clause or paragraph to which they refer.

Words importing the singular meaning where the context so admits include the plural meaning and vice versa.

Words of the masculine gender include the feminine and neuter genders and words denoting natural persons include corporations and firms and all such works shall be construed inter changeably in that manner.

Words denoting an obligation on a party to do any act matter or thing include an obligation to procure that it be done and words placing a party under a restriction include an obligation not to permit or allow infringement of the restriction.

NOW IT HEREBY AGREED by and between the Developer, the Tenant and the Surety
--------------------
that in consideration of the payment by the Tenant to the Developer of the Option Price at the times and in the manner herein provided the parties agree as follows:-


1   NO DISPOSAL
    -----------

    The Develop covenants with the Tenant that it shall procure that Irish Life will not during the Option Period dispose of, alienate or otherwise deal with the Additional Lands save in accordance with this Agreement.



2   OPTION PRICE
    ------------

    The Tenant undertakes to make payment of the Option Price on the Option Payment Dates and acknowledges that failure to do so gives the Developer the right to determine this Agreement.



3   CONDITIONS PRECEDENT
    --------------------

    The following shall be deemed to be conditions precedent to the exercise of the Option hereinafter referred to:-

     3.1 A Grant of Full Planning Permission has been obtained for the Additional Accommodation (in respect of which the Tenant which is to exercise its Option) on terms and conditions which are deemed satisfactory to the Developer, Irish Life and the Tenant (at each of their respective absolute discretion) and the Fire Safety Certificate obtained in respect thereof all during the Option Period.



     3.2 The Developer, Tenant and the Surety agreeing in writing on the form of the Further Agreement for Lease and the form of the Further Lease during the Option Period.



     3.3 The Plans in respect of the Additional Accommodation in respect of which the Tenant proposes to exercise its Option having been first approved in writing by the Tenant, the Developer and Irish Life during the Option Period. For the avoidance of doubt it is agreed that the Additional Accommodation to be included in any Further Leases to be granted shall be designed so as to be capable of separate lettability of same and that the Additional Accommodation to be constructed pursuant to the Plans must (subject to installation at the expiry or sooner determination of the Term of the necessary divisions from the remainder of the Demised Unit and any other part of the Additional Accommodation constructed) once constructed comprise an institutionally acceptable independent property investment and in this respect the Tenant shall not be obliged to instal dividing walls between the Demised Unit and the Additional Accommodation or between separate parts of the Additional Accommodation separately demised by any of the Further Leases until termination of a surrender of the Primary Lease and the Further Leases.



     3.4 The parties agreeing in writing during the Option Period upon the Indexed Rent to apply in respect of the Additional Accommodation in respect of which the Tenant proposes to exercise its Option.

     3.5 The parties agreeing in writing during the Option Period upon (i) the extent of the Additional Lands (on a site coverage of not less than 31%) to be included in the demise of the Additional Accommodation in respect of which the Tenant proposes to exercise its Option and (ii) the figure to be inserted as the Due Proportion in the Further Lease.



4  OPTION
   ------

   Subject to the conditions precedent hereinbefore specified having been satisfied during the Option Period and subject to the Tenant having complied in all material respects with its obligations under the Primary Lease and the Primary Agreement for Lease the Developer agrees that the Tenant shall have the right to require the Developer in writing to procure the construction of the Additional Accommodation or part thereof (but in any event not less than an area equal to the Minimum Expansion) in accordance with the terms of the Further Agreement for Lease as varied by this Agreement and without prejudice to the generality of the foregoing including the following variations:-



     4.1 The Plans shall be deemed to be the Plans approved in writing pursuant to clause 3.3 hereof.



     4.2 The Contractor and the Design Team described at Recital D of the Primary Agreement for Lease shall be those selected by the Developer following consultation with the Tenant.



     4.3 The rent per square foot of Gross External Area shall be the Indexed Rent applicable to that part of the Additional Accommodation in respect of which the Tenant exercises its option hereunder.



     4.4 The Warranties to be provided pursuant to the Agreement for Lease may be varied in such a manner as the Developer deems reasonable having regard to the circumstances prevailing.

     Any notice to be served by the Tenant on the Developer pursuant to the provisions of this Agreement shall specify the portion of the Additional Accommodation in respect of which the Tenant requires the Developer to proceed with construction and shall also specify the Tenant's calculation of the Indexed Rent to apply to such part of the Additional Accommodation and the option to apply in relation to break clauses as set out at Clause
     5.3. or Clause 5.4. (as appropriate).



5    FURTHER LEASE
     -------------

     The Further Lease shall be agreed as part of the Further Agreement for Lease and without prejudice to the foregoing shall incorporate the following variations:-



     5.1  The figure to be inserted as the Due Proportion.



     5.2 Such reasonable amendments and alterations thereto as the Developer reasonably requires having regard to the provisions of this Agreement.



     5.3. The Tenant shall have the right to select a break clause in the first Further Lease to be granted as follows:-



           5.3.1. A break clause as set out clause 6.8 of the Primary Lease with effect from the commencement of the Term of the first Further Lease in which event the Tenant must on the delivery of the first Further Lease enter into a Deed of Variation with the Landlord whereby reference to "the end of the tenth year of the Term" in clause 6.8 of the Primary Lease shall be substituted with the date which is the end of the tenth year of the term of the first Further Lease;

          or
          5.3.2. A provision whereby the break clause contained at clause 6.8. of the first Further Lease may be exercised at the date on which the Tenant has the right to exercise the break clause contained at clause 6.8 of the

                   Primary Lease in which event in addition to the Indexed Rent to be paid by the Tenant on foot of the first Further Lease a secondary rent equal to 11% of the Indexed Rent shall be paid by the Tenant for the first five years of the term of the first Further Lease .

          Where the Tenant does not expressly select any of the above options in the notice served under Clause 4 hereof clause 5.3.1. shall apply.



          The break clause to be included at clause 6.8 of the first Further Lease shall provide that where the Tenant exercises such break clause it shall be deemed to have also exercised the break clause in the Primary Lease and in the second Further Lease. In addition, the Tenant shall on the grant of the first Further Lease enter into a Deed supplemental to the Primary Lease to provide that where the Tenant exercises the break clause at clause 6.8. of the Primary Lease the Tenant shall also be deemed to have simultaneously exercised the break clause at clause 6.8. of the first Further Lease and (if granted) the second Further Lease.

     5.4. If a second Further Lease is granted the Tenant shall have the right to select a break clause in the second Further Lease as set out at clause 6.8 of the Primary Lease with effect from the commencement of the Term of the said second Further Lease in which event the Tenant must on delivery of the second Further Lease enter into a Deed of Variation in respect of the Primary Lease and the first Further Lease so as to make the dates for exercise of the said break clauses (and determination of the Primary Lease and of the first Further Lease) identical to the equivalent dates contained in clause 6.8. of the second Further Lease.


          The break clause to be included at clause 6.8. of the second Further Lease shall provide that where the Tenant exercises such break clause it shall be deemed to have also exercised the break clauses in the Primary Lease and in the first Further Lease respectively.

     5.5. The term commencement date of any of the Further Leases shall in each case be the date of practical completion of the Additional Accommodation thereby demised. The first date for review of the rent in any of the Further Leases shall be five years from the commencement of the Term thereof.



     5.6. Where the Tenant exercises its rights under clause 6.8 of any of the Primary Lease or of the first Further Lease (if granted) or of the Second Further Lease (if granted) the Tenant shall ensure that where the reversionary interest in the Demised Unit and the Additional Accommodation is not in the ownership of a single entity the premises shall be delivered up fully secured with all walls constructed necessary to divide and secure the premises in respect of which the reversionary interest differs from the balance of the premises. The Primary Lease and the first Further Lease (if granted) and the second Further Lease (if granted) shall include such provision.



     5.7. The Rent Review Clause to be included in any of the Further Leases shall be on the basis of the rent which a willing tenant would pay and a willing landlord would accept for a separate and self contained unit on Citywest Business Campus comprising the same square footage and same land area as comprised in the relevant Further Leases and furnished to the same standard as buildings comprised in any such Further Lease.



6    SECOND OPTION
     -------------

     Where the Tenant duly exercises its option to require the construction and leasing of part of the Additional Accommodation (being not less than the Minimum Expansion) within two years from the date hereof the Tenant shall have a further Option (subject to the Tenant having complied in all material respects with its obligations under the Primary Lease and the Primary Agreement for Lease and the first Further Lease to require the Developer to construct and procure the leasing of such further part of the Additional Accommodation (comprising a floor area of not less than the Minimum Expansion) at any time within three years from the date hereof and in such event so much of the provisions of this Agreement as are applicable thereto shall apply in respect of such second option mutatis mutandis.



7    OPTION PAYMENT CREDIT
     ---------------------

     Where the Tenant exercises any of the within option during the Option Period the Developer shall refund to the Tenant that portion of the Option Price paid based on the ratio which the site area of that part of the Additional Lands (to be included in the demise of the Additional Accommodation) bears to the entire site area of the Additional Lands. On completion with Citywest the credit under this heading may be dealt with by way of a rent abatement in respect of the Further Lease or alternatively shall be by means of a refund of the proportion of the Option Price paid.



8    DISPUTES
     --------

     8.1 In the event of a dispute arising between the Landlord and the Tenant concerning the Plans to apply in respect of the Additional Accommodation either party may refer the determination of such dispute to David Keane of Keane Murphy Duff Architect or in the event of him being unwilling or unable to act to such Architect as may be appointed upon the application of either the Developer or the Tenant by the President for the time being of the Royal Institute of the Architects of Ireland and any such Architect so appointed shall act as an expert and not as an Arbitrator and his or her fees shall be borne by the party against whom he or she holds. The Architect so appointed shall give his or her decision within twenty-one days of the referral of the matter in dispute to him or her and shall be entitled to receive written or oral submissions from the parties.



     8.2 In the event of a dispute arising between the Developer and the Tenant in relation to the form of the Further Agreement for Lease or in relation to the form of the Further Lease either party may refer the determination of such dispute to Rory O'Donnell of O'Donnell Sweeney or in the event of him being unwilling or unable to act to such practising Solicitor having experience in commercial property in Dublin as may be appointed upon the application of either the Developer or the Tenant by the President for the time being of the Law Society of Ireland. Any such Solicitor so appointed shall act as an expert and not as an arbitrator and his or her fees shall be borne by the party against whom he/she holds and the Solicitor so appointed shall give his/her decision within twenty-one days of the date of referral of the matter in dispute to him or her. The said Solicitor so appointed shall be entitled to receive written or oral submissions from the parties in dispute.



     8.3 Save as hereinbefore provided in clauses 8.1. and 8.2 above in the event of a dispute arising between the Developer and the Tenant same may be referred by either the Developer or the Tenant to the arbitration of such party as they may agree in writing or in default thereof to such person as may be nominated upon the application of either the Developer or the Tenant by the President for the time being of the Law Society of Ireland. Any such person so appointed shall act as an Arbitrator and the Arbitration Acts l954 - 1980 shall apply.

9  NOTICES
   -------

   Any notice required to be given pursuant to this Agreement shall be treated as properly given if served by recorded hand delivery or registered post on the party to whom it is addressed and shall be deemed to have been received in the case of personal service on the date of service and in the case of post three days after the placing of such notice in the postal system.



10  SURETY
    ------

    The Surety covenants with the Developer that the Tenant shall perform and observe the covenants and conditions on the part of the Tenant herein contained that the Surety shall be a party to the further Agreement for Lease and to the further Lease in the manner therein provided.

11  JURISDICTION
    ------------

    This Agreement shall be construed in accordance with the Laws of Ireland.



IN WITNESS whereof the parties hereto have executed this Agreement in manner
----------
hereinafter appearing the day and year first above WRITTEN.
                                                   -------

PRESENT when the Common Seal
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of CITYWEST LIMITED
   ----------------
was affixed hereto:-



PRESENT when the Common Seal
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of SINGMAX LIMITED
   ---------------
was affixed hereto:-



SIGNED by [                          ]
------
on behalf of THE SURETY in the
             ----------
presence of:-